UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2006

Date of report (Date of earliest event reported)

SUPER LUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	33-1123472
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Rm 1901-2, Lucky Building 39 Wellington Street, Central, Hong Kong 852-2802 8663 (Address and telephone number of principal executive offices and principal place of business)
Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive, Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

ITEM 4.02      NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On or about July 24, 2006, our accountant notified us to disclose that the previously issued financial statements which were filed on July 10, 2006 should not be relied upon.

The financial statements should not be replied upon as they do not comply with the requirements of the Statements on Auditing Standards (“SAS”) No. 71. SAS No. 71 requires that all interim financial information should be reviewed by an independent accountant before filing to the SEC.

On July 24, 2006, the Board of Directors of the Company discussed the matter with our accountant and requested an immediate review on the financial statements for the period ended May 31, 2006. The review is now underway and the amendment to the Form 10-QSB will be filed as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER LUCK, INC.

Date: July 31, 2006	By: /s/ Wilson Kin Cheung Wilson Kin Cheung, President and Director